SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Imation Corp.

(Name of Registrant as Specified In Its Charter)

Clinton Group, Inc.

Clinton Relational Opportunity, LLC

Clinton Relational Opportunity Master Fund, L.P.

GEH Capital, Inc.

George E. Hall

Joseph A. De Perio

Robert B. Fernander

Barry L. Kasoff

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 29, 2015, Clinton Group, Inc. and its affiliates (collectively, "Clinton") commenced the mailing of its proxy materials, including its definitive proxy statement, to stockholders of Imation Corp. ("Imation").  Such materials also included a letter urging stockholders to support Clinton in its proxy solicitation to elect Clinton's three Class I director nominees to the board of directors of Imation (the "Letter").  Also on April 29, 2015, Clinton issued a press release containing the full text of the Letter. A copy of the press release, including the full text of the Letter, is filed herewith as Exhibit 1.